SECURITIES AMENDMENT AGREEMENT

THIS SECURITIES AMENDMENT AGREEMENT (the “Agreement”), dated as of August 22, 2018, is entered into by and between toughbuilt industries, inc., a Nevada corporation (the “Company”), and the party identified as “Holder” on the signature page hereto (the “Holder”).

WHEREAS, pursuant to the Securities Purchase Agreement (“Purchase Agreement”), dated as of October 17, 2016, between the Company and the purchasers thereto, the Company issued to the purchasers (and the purchasers’ assigns), in the aggregate, (i) 168,750 shares of Class B Convertible Preferred Stock (the “Preferred Stock”) and (ii) $5,700,000 principal amount of 8% Original Issue Discount Senior Secured Convertible Debentures due September 1, 2018 (the “Debentures”);

WHEREAS, pursuant to the Securities Exchange and Amendment Agreement (“Amendment Agreement”), dated as of January 8, 2018, between the Company and the Holder, the Company issued to the Holder (i) 83,651 shares of Preferred Stock and (ii) $4,182,709.42 principal amount of Amended and Restated 10% Original Issue Discount Senior Secured Convertible Debentures due September 1, 2018 (the “Amended Debentures”), of which the Holder currently holds 195,684 shares of Preferred Stock and $4,182,709.42 principal amount of Amended Debentures; and

WHEREAS, pursuant to the terms herein, the Company and the Holder have agreed to amend the Amended Debentures and to issue additional shares of Preferred Stock.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agrees as follows:

1. Definitions. Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefor in the Purchase Agreement.

2. Amendment of Amended Debentures. Subject to the terms and conditions herein, the Company and the Holder hereby amend the Amended Debentures by deleting “September 1, 2018” as the Maturity Date (as defined in the Amended Debenture) where such date is used and inserting in its place “September 30, 2018.” Except as set forth herein, the terms of the Amended Debentures shall remain in full force and effect and shall not be changed, modified or superseded by this Agreement. Upon request of the Holder, the Company shall promptly deliver to the Holder a certificate evidencing the Amended Debentures which includes the amendment set forth herein.

3. Issuance of Additional Preferred Stock. In consideration for the covenants and agreements hereunder, the Company hereby agrees to issue to the Holder 9,959 shares of Preferred Stock within 3 Trading Days of the date hereof.

4. Amendment to Definition of Securities. The definitions of Securities, Debentures, Preferred Stock and Underlying Shares in the Transaction Documents are hereby amended to include the Amended Debentures as amended herein, the additional shares of Preferred Stock issued pursuant to Section 3 and all shares of Common Stock issuable thereunder, as if such Securities were issued pursuant to the Purchase Agreement as of the date it was entered into.

5. Representations and Warranties. The Company hereby makes to the Holder the following representations and warranties:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of all of the Underlying Shares.

(e) Bring Down of Representations and Warranties. The Company expressly reaffirms that each of the representations and warranties set forth in the Purchase Agreement (as supplemented or qualified by the disclosures in any disclosure schedule thereto), continues to be true, accurate and complete in all material respects as of the date hereof, except as otherwise expressly set forth in the Company’s registration statement on Form S-1 (File No. 333-226104), and the Company hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of this Agreement (unless as of a specific date therein), except as set forth in the Disclosure Schedules hereto or as expressly set forth in the Company’s registration statement on Form S-1 (File No. 333-226104).

6. Representations and Warranties of the Holder. The Holder hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. The Holder is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Holder of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(b) Own Account. The Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Holder’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Holder is acquiring the Securities hereunder in the ordinary course of its business.

(c) Holder Status. At the time the Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Preferred Stock it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

The Company acknowledges and agrees that the representations contained in Section 6 shall not modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

7. Covenants of the Company.

(a) Legends. Certificates evidencing the (i) shares of Common Stock issued and issuable pursuant to the terms of the Amended Debentures, including without limitation, shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Amended Debentures in accordance with the terms of the Amended Debentures, in each case without respect to any limitation or restriction on the conversion of the Amended Debentures, and (ii) the shares of Common Stock issued and issuable upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation (collectively, the “Underlying Shares”) shall not contain any legend (including the legend set forth in Section 4.1(b) of the Purchase Agreement): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to VStock Transfer, LLC (the “Transfer Agent”) if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of an Amended Debentures or Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under Section 4.1(c) of the Purchase Agreement or applicable law, it will, no later than three Trading Days following the delivery by a Holder to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 4 of the Purchase Agreement. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by such Holder provided that the Common Stock is then registered under Section 12(b) or 12(g) of the Exchange Act.

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8. Miscellaneous.

(a) This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b) If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(c) Except as expressly set forth herein, all of the terms and conditions of the Purchase Agreement shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

(d) This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules. The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement. The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York. Each party waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on any party hereto in the manner authorized by applicable law or court rule.

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IN WITNESS WHEREOF, this Securities Amendment Agreement is executed as of the date first set forth above.

TOUGHBUILT INDUSTRIES, INC.

By:
Name:
Title:

[signature page of Holder to follow]

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SIGNATURE PAGE OF HOLDER TO

SECURITIES AMENDMENT AGREEMENT

BETWEEN TOUGHBUILT AND

THE HOLDER THEREUNDER

Name of Holder: ___________________________________

By: ______________________________________________

Name: ____________________________________________

Title: _____________________________________________